EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Insignia Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Feel Calculation or Carry Forward Rule	Amount Registered(a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock, par value $0.01 per share
	Other	Stock Purchase Contracts
	Other	Warrants
	Other	Rights
	Other	Units
	Unallocated (Universal) Shelf		457(o)	(b)	N/A	$100,000,000	$92.70	$9.270
	Equity	Common Stock, par value $0.01 per share(c)	457(c)	699,713	$13.76(d)	$9,628,051(d)	$92.70	$1,051
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
Total Offering Amounts						$109,628,051		$10,321
Total Fees Previously Paid								$-
Total Fee Offset								$-
Net Fee Due								$10,321

(a)    In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

(b)    There are being registered hereunder such indeterminate number of shares of Common Stock, such indeterminate number of shares of Preferred Stock, such indeterminate number of Warrants to purchase Common Stock and such indeterminate number of Units as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

(c)    Shares to be offered for sale by Selling Shareholders.

(d)    The proposed maximum offering price per share and in the aggregate are based on the average of the high, $14.37, and low, $13.15, sale prices of the registrant’s common stock, as reported on the Nasdaq Capital Market on February 1, 2022, which date is within five business days prior to filing this registration statement.